EXHIBIT 4.1

THIS 10% CONVERTIBLE DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL, EITHER FROM COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER HEREOF WHO IS REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH 10% CONVERTIBLE DEBENTURE OR COMMON STOCK MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

IOWORLDMEDIA, INCORPORATED
10% Convertible Debenture
Due           , 2014

$_____________

As of            , 2013

IOWORLDMEDIA, INCORPORATED, a corporation incorporated under the laws of the state of Florida (the “Company” or “Maker”), for value received, hereby promises to pay to _________________________, or its registered assigns (the “Payee” or “Holder”), at ________________________________________, upon due presentation and surrender of this 10% Convertible Debenture (this “Debenture”), on or after            , 2014 (the “Maturity Date”), the principal amount of __________________ Dollars ($_________) and accrued interest thereon as hereinafter provided.

This Debenture was issued by the Company as of            , 2013 (the “Issuance Date).

ARTICLE I
PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT

1.1.           Payment of Principal and Interest.  Payment of the principal and accrued interest on this Debenture shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.  Interest (computed on the basis of a 365-day year for the number of days elapsed) on the unpaid portion of said principal amount from time to time outstanding shall be paid by the Company at the rate of ten percent (10%) per annum, in like coin and currency, or at the option of the Company, in shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), payable to the Payee on the Maturity Date.  Interest shall accrue from the Issuance Date.  Both principal hereof and interest thereon are payable at the Holder’s address above or such other address as the Holder shall designate from time to time by written notice to the Company.  The Company will pay or cause to be paid all sums becoming due hereon for principal and interest by check, sent to the Holder’s above address or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, without any requirement for the presentation of this Debenture or making any notation thereon, except that the Holder hereof agrees that payment of the final amount due shall be made only upon surrender of this Debenture to the Company for cancellation.

If the Company elects to pay the interest due on the Maturity Date in shares of the Company’s Common Stock, the number of shares issued as payment of the accrued interest shall be equal to the quotient of the aggregate accrued and unpaid interest divided by the Market Price (as defined in Section 4.1 hereof) on the Maturity Date.  No fractional shares or scrip representing fractional shares will be issued upon the payment of accrued interest, but a payment in cash will be made, in respect of any fraction of a share which would otherwise be issuable in connection with the payment of accrued interest in shares of Common Stock.

1.2.           Extension of Payment Date.  If this Debenture or any installment hereof becomes due and payable on a Saturday, Sunday or other day on which banks in the state of New York are authorized to remain closed, the due date hereof shall be extended to the next succeeding full Business Day (as defined in Section 3.1 hereof).  All payments received by the Holder shall be applied first to the payment of all accrued interest payable hereunder.

ARTICLE II
CONVERSION AND OTHER RIGHTS

2.1.           Automatic Conversion into Common Stock.  The Holder acknowledges that, as of the date hereof, the Company does not have a sufficient number of authorized but unissued shares of Common Stock to fully convert the amounts due under this Debenture into shares of Common Stock.  Therefore, the Holder further acknowledges that this Debenture may not be converted into shares of Common Stock except in the circumstances described in this Section 2.1.  The entire principal amount of this Debenture and all accrued and unpaid interest hereunder, without any further action by the Holder, shall automatically convert into shares of Common Stock immediately upon the effectiveness of an amendment to the Company’s Articles of Incorporation that increases the number of authorized shares of Common Stock to a level sufficient to allow all amounts due under this Debenture (including principal and accrued and unpaid interest) to convert into shares of Common Stock.  Upon the automatic conversion of this Debenture, this Debenture shall be surrendered to the Company and cancelled.  The aggregate principal amount of this Debenture shall be convertible into shares of Common Stock at a price per share equal to [$0.005] [$0.0122] (“Conversion Price”), subject to the adjustments as provided for in Section 2.4.  Interest shall accrue to and include the day prior to the date of conversion and shall be paid upon conversion of this Debenture.  Accrued and unpaid interest shall be convertible into a number of shares of Common Stock equal to the quotient of the aggregate accrued and unpaid interest divided by the Market Price (as defined in Section 3.1 hereof) on the date this Debenture converts.  No fractional shares or scrip representing fractional shares will be issued upon any conversion, but a payment in cash will be made, in respect of any fraction of a share which would otherwise be issuable upon the conversion of this Debenture.  The Company shall deliver a certificate for the number of full shares of Common Stock issuable upon conversion and a check for any fractional share.

2.2.           No Transfer of Debenture; Issuance of Common Stock Upon Conversion.  This Debenture is not divisible or transferable.

Subject to the terms of this Debenture, upon surrender of this Debenture, the Company shall issue and deliver with all reasonable dispatch a certificate for the number of full shares of Common Stock due to such Holder upon the conversion of this Debenture.  The Holder shall be deemed to have become the holder of record of such shares of Common Stock as of the date of the conversion of this Debenture.

2.3.           Covenants.

(a)           Issuance and Shares of Common Stock upon Conversion.  The Company covenants that all of the shares of Common Stock that shall be issuable upon conversion of this Debenture shall, at the time of delivery, and, subject to Section 2.4 hereof, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).

(b)           Restrictive Legend.  Each certificate evidencing shares of Common Stock issued to the Holder following the conversion of this Debenture shall bear the following restrictive legend or a similar legend until such time as the transfer of such security is not restricted under the federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

2.4.           Adjustment of Conversion Price and Number of Underlying Shares.  The number of shares of Common Stock issuable upon the conversion of this Debenture and the Conversion Price shall be subject to adjustment from time to time as follows:

(a)           Adjustment for Stock Splits and Combinations.  If the Company at any time or from time to time after the date of this Debenture effects a subdivision of the outstanding Common Stock or combines the outstanding shares of Common Stock, then, in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted so that the Holder shall have the right to convert the Holder’s interests into the number of shares of Common Stock which the Holder would have owned after the event had such shares of Common Stock been converted immediately prior to the occurrence of such event.  Any adjustment under this Section 2.4(a) shall become effective as of the date and time such subdivision or combination becomes effective.

(b)           No Impairment.  The Company will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company.

(c)           Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, or in any rights, options or warrants to subscribe for or to purchase Common Stock (such rights or options or warrants being herein called “Options”) or in any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called “Convertible Securities”) or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d)           Actions to Maintain Conversion Price Above Par Value.  Before taking any action which would cause an adjustment in the Conversion Price such that, upon conversion of this Debenture, shares of Common Stock with par value, if any, would be deemed to be issued below the then par value of the Common Stock, the Company will take any corporate action which may, in the opinion of its counsel, be reasonably necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the Conversion Price as so adjusted.

(e)           Certificate of Adjustment.  In any case of an adjustment of the number of shares of Common Stock or other securities issuable upon conversion of this Debenture, the chief financial officer or the president of the Company shall compute such adjustment in accordance with the provisions hereof and prepare and sign a certificate showing such adjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder of this Debenture at the Holder’s address as shown in the Company’s books.  The certificate shall set forth such adjustment, showing in detail the facts upon which such adjustment is based, including a statement of the number of shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of this Debenture.

(f)           Notices of Record Date.  In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, (ii) any reclassification or recapitalization of Common Stock, (iii) any sale of all or substantially all of the Company’s assets to another Person (as defined in Section 3.1 hereof), (iv) any consolidation, merger or other transaction which is effected in such a way that holders of more than fifty percent (50%) of the shares of Common Stock then outstanding are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets of another Person with respect to or in exchange for Common Stock (being herein called a “Restructuring”) or (v) voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder of this Debenture, not less than ten (10) days and not more than sixty (60) days prior to the date on which the books of the Company shall close, the record date specified therein or the effective date thereof as the case may be, a notice specifying (A) the material terms and conditions of the proposed action, (B) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (C) the date on which any such sale of all or substantially all of the Company’s assets, Restructuring, dissolution, liquidation or winding up is expected to become effective, and (D) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such sale of all or substantially all of the Company’s assets, Restructuring, dissolution, liquidation or winding up.

(g)           Notices.  Any notice required by the provisions of this Section 2.4 shall be in writing and shall be deemed given upon delivery if delivered personally or by a recognized commercial courier with receipt acknowledged, or upon the expiration of seventy-two (72) hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at his, her or its address appearing on the books of the Company.

(h)           Closing of Books.  The Company will at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the conversion of this Debenture in any manner which interferes with the timely conversion of this Debenture into shares of Common Stock.

ARTICLE III
MISCELLANEOUS

3.1.           Definitions.  In addition to those terms already defined herein, the following terms as used in this Debenture shall have the meanings set forth below:

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the state of New York.

 “Market Price”  means, as to any security, the average of the closing prices of such security’s sales on all domestic securities markets on which such security may at the time be listed averaged over a period of ten (10) trading days in which the stock traded immediately preceding the day as of which “Market Price” is being determined.  If at any time such security is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board or other domestic over-the-counter market, the “Market Price” shall be the fair value thereof as determined in good faith by a majority of the Company’s Board of Directors (determined without giving effect to any discount for minority interest, any restrictions on transferability or any lack of liquidity of the Common Stock or to the fact that the Company has no class of equity registered under the Securities Act), such fair value to be determined by reference to the price that would be paid between a fully informed buyer and seller under no compulsion to buy or sell.

“Person” means an individual, partnership, corporation, trust, unincorporated organization, joint venture, government or agency, political subdivision thereof, or any other entity of any kind.

3.2.           Default.  If one or more of the following described events (each of which being an “Event of Default” hereunder) shall occur and shall be continuing,

(i)             any of the representations, covenants, or warranties made by the Company herein shall have been incorrect when made in any material respect; or

(ii)            the Company shall breach, fail to perform, or fail to observe in any material respect any material covenant, term, provision, condition, agreement or obligation of the Company under this Debenture, and such breach or failure to perform shall not be cured within thirty (30) days after written notice to the Company; or

(iii)           bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, Company shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding or such proceedings shall not be dismissed within sixty (60) calendar days thereafter; or

(iv)           a judgment or order for the payment of money in excess of $250,000 shall be rendered against the Company and such judgment or order shall continue unsatisfied and unstayed for a period of ten (10) days and the Company has not filed a formal appeal of such judgment within thirty (30) days of the rendering thereof, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) or cured as provided herein, the Holder may consider the aggregate principal amount of this Debenture (and all interest through such date) immediately due and payable in cash, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any Debenture or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law.

3.3.           Prepayment.  The principal amount of this Debenture and any accrued and unpaid interest thereon may be prepaid, in whole or in part, at any time without penalty or premium, at the discretion of the Company.

3.4.           Rights Cumulative.  The rights, powers and remedies given to the Holder under this Debenture shall be in addition to all rights, powers and remedies given to him, her or it by virtue of any document or instrument executed in connection therewith, or any statute or rule of law.

3.5.           No Waivers.  Any forbearance, failure or delay by the Payee in exercising any right, power or remedy under this Debenture, any documents or instruments executed in connection therewith or otherwise available to the Holder shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

3.6.           Amendments in Writing.  No modification or waiver of any provision of this Debenture, or any documents or instruments executed in connection therewith shall be effective unless it shall be in writing and signed by the Holder, and any such modification or waiver shall apply only in the specific instance for which given.

3.7.           Governing Law.  This Debenture and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the state of New York, without regard to its conflict of law principles.

3.8.           Successors.  The term “Payee” and “Holder” as used herein shall be deemed to include their respective successors, endorsees and assigns.

3.9.           Stamp or Transfer Tax.  The Company will pay any documentary stamp or transfer taxes attributable to the initial issuance of the Common Stock issuable upon the conversion of this Debenture; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for the Common Stock in a name other than that of the Holder in respect of which such Common Stock is issued, and in such case the Company shall not be required to issue or deliver any certificate for the Common Stock until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s satisfaction that such tax has been paid.

3.10.         Mutilated, Lost, Stolen or Destroyed Debenture.  In case this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of and substitution for the Debenture, mutilated, lost, stolen or destroyed, a new Debenture of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also reasonably satisfactory to it.

3.11.         No Rights as Shareholder.  Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends (except as provided in Article II of this Debenture) or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company.

IN WITNESS WHEREOF, ioWorldMedia, Incorporated has caused this Debenture to be duly executed and delivered as of the date first above written.

IOWORLDMEDIA, INCORPORATED

By:
Name:	Zachary McAdoo
Title:	Chairman, President and Chief Executive Officer